                          SECURITIES PURCHASE AGREEMENT

                         dated as of September 30, 1997

                                  by and among

                                TELIGENT, L.L.C.

                                (the "Company"),

                            MICROWAVE SERVICES, INC.

                                    ("MSI"),

                          DIGITAL SERVICES CORPORATION

                                    ("DSC"),

                                       and

                   NIPPON TELEGRAPH AND TELEPHONE CORPORATION

                                (the "INVESTOR")

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                                TABLE OF CONTENTS

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ARTICLE I  DEFINED TERMS..........................................................................................1

ARTICLE II  PURCHASE AND SALE TERMS...............................................................................6

     Section 2.1.  Purchase and Sale..............................................................................6
     Section 2.2.  Payment........................................................................................6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MSI AND DSC...........................................6

     Section 3.1.  Existence......................................................................................6
     Section 3.2.  Power and Authority............................................................................6
     Section 3.3.  Subsidiaries...................................................................................7
     Section 3.4.  No Material Adverse Change.....................................................................7
     Section 3.5.  Litigation.....................................................................................7
     Section 3.6.  Intellectual Property Rights and Government Approvals..........................................8
     Section 3.7.  Compliance with Law; Government and Other Approvals............................................8
     Section 3.8.  Ownership of Member Interests..................................................................9
     Section 3.9.  Brokers, etc...................................................................................9
     Section 3.10.  Private Sale..................................................................................9
     Section 3.11.  Employment Contracts, etc.; Certain Material Transactions....................................10
     Section 3.12.  Contracts and Commitments, etc...............................................................10
     Section 3.13.  Employee Benefit Plans.......................................................................11
     Section 3.14.  Liabilities..................................................................................12
     Section 3.15.  Affiliate Transactions.......................................................................12
     Section 3.16.  Taxes........................................................................................12
     Section 3.17.  Full Disclosure..............................................................................13
     Section 3.18.  Financial Matters............................................................................13
     Section 3.19.  No Other Ventures............................................................................13
     Section 3.20.  Investment Company Act; Public Utilities Holding Company Act, Etc............................13
     Section 3.21.  Insurance....................................................................................13
     Section 3.22.  Labor Matters................................................................................14
     Section 3.23.  Force Majeure................................................................................14
     Section 3.24.  Environmental Protection.....................................................................14
     Section 3.25.  Properties...................................................................................15
     Section 3.26.  FCC Compliance...............................................................................16
     Section 3.27.  No Conflict of Interest......................................................................17
     Section 3.28.  No Improper or Other Payments................................................................17
     Section 3.29.  Equity Plans.................................................................................17
     Section 3.30.  Use of Proceeds..............................................................................18
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ARTICLE IV  COVENANTS OF THE COMPANY AND THE INVESTOR............................................................18

     Section 4.1.  Accounts and Reports..........................................................................18
     Section 4.2.  Insurance.....................................................................................19
     Section 4.3.  Taxes and Assessments.........................................................................19
     Section 4.4.  Maintenance of Existence......................................................................19
     Section 4.5.  Further Assurances............................................................................20
     Section 4.6.  Conduct of Business...........................................................................20
     Section 4.7.  Filings and Consents..........................................................................21
     Section 4.8.  Supplements to Disclosure Schedule; Notice and Cure...........................................21
     Section 4.9.  Covenant to Satisfy Conditions................................................................22
     Section 4.10.  Stock Option Pool............................................................................22
     Section 4.11.  Sale of Member Interests.....................................................................22

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR........................................................23

     Section 5.1.  Existence.....................................................................................23
     Section 5.2.  Power and Authority...........................................................................23
     Section 5.3.  Purchase for Investment; No Authorization or Consent..........................................23
     Section 5.4.  Financial Matters.............................................................................23

ARTICLE VI  THE CLOSING AND CLOSING CONDITIONS...................................................................24

     Section 6.1.  First Closing.................................................................................24
     Section 6.2.  Second Closing................................................................................30

ARTICLE VII  MISCELLANEOUS.......................................................................................34

     Section 7.1.  Remedies Cumulative...........................................................................34
     Section 7.2.  Brokerage.....................................................................................34
     Section 7.3.  Severability..................................................................................34
     Section 7.4.  Parties in Interest...........................................................................35
     Section 7.5.  Notices.......................................................................................35
     Section 7.6.  No Waiver.....................................................................................35
     Section 7.7.  Amendments and Waivers........................................................................35
     Section 7.8.  Rights of The Investor........................................................................35
     Section 7.9.  Survival......................................................................................35
     Section 7.10.  Construction; Disputes.......................................................................35
     Section 7.11.  Entire Understanding.........................................................................37
     Section 7.12.  Expenses.....................................................................................37
     Section 7.13.  Counterparts.................................................................................37
     Section 7.14.  Assignment; No Third-Party Beneficiaries.....................................................37
     Section 7.15.  Press Releases and Announcements.............................................................37

ARTICLE VIII  TERMINATION........................................................................................38

     Section 8.1.  Termination...................................................................................38

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     Section 8.2.  Effect of Termination.........................................................................39

ARTICLE IX  INVESTOR ASSIGNMENT..................................................................................39

     Section 9.1.  Assignment....................................................................................39
     Section 9.2.  Guaranty......................................................................................39
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                                      iii

EXHIBITS AND SCHEDULES

    Exhibit 1.1                Form of Amended Operating Agreement
    Exhibit 3.1                Formation
    Exhibit 3.3                Subsidiaries
    Exhibit 3.4                Material Adverse Change
    Exhibit 3.5                Litigation
    Exhibit 3.6                Intellectual Property
    Exhibit 3.7                Regulatory Consents
    Exhibit 3.8                Equity Owners
    Exhibit 3.11               Employment Contracts
    Exhibit 3.12               Contracts and Commitments
    Exhibit 3.13               ERISA
    Exhibit 3.14               Liabilities
    Exhibit 3.15               Affiliate Transactions
    Exhibit 3.22               Labor Matters
    Exhibit 3.24               Environmental Protection
    Exhibit 3.25               Real Property
    Exhibit 3.26(a)            FCC Compliance
    Exhibit 3.26(c)            FCC Order
    Exhibit 3.27               No Conflict of Interest
    Exhibit 3.29               Equity Plans
    Exhibit 4.6                Conduct of Business
    Exhibit 4.7(a)             Required Consents
    Exhibit 5.3                Investor Consents
    Exhibit 6.1(b)(iv)         Form of Registration Rights Agreement
    Exhibit 6.1(b)(xii)        Opinions of Skadden Arps, Slate, Meagher & Flom
    Exhibit 6.1(b)(xiv)        Form of Technical Services Agreement
    Exhibit 6.1(b)(xv)         Form of Bank Confirmation
    Exhibit 7.5                Notices
    Schedule A                 DEMS Licenses

         AGREEMENT dated as of September 30, 1997, between Teligent, L.L.C., a Delaware limited liability company (the "Company"), Microwave Services, Inc., a Delaware corporation ("MSI"), Digital Services Corporation, a Delaware corporation ("DSC"), and Nippon Telegraph and Telephone Company, a Japanese corporation ("NTT" and together with any assignee thereof pursuant to Article IX hereof, the "Investor").


                                    PREAMBLE

         The Company wishes to obtain equity financing. The Investor is willing, on the terms contained in this Agreement, to purchase member interests of the Company having the characteristics set forth in the Amended and Restated Limited Liability Company Agreement of the Company, attached as Exhibit 1.1 (the "Amended Operating Agreement"). The Company and NTT America Inc., a New York corporation and a wholly-owned subsidiary of NTT ("NTTA") are entering into a technical services agreement (the "Technical Services Agreement") under which NTTA shall provide assistance to the Company on certain technical matters. Certain capitalized terms are defined in the first Article. Exhibits are incorporated by reference into this Agreement as though such exhibits were set forth at the point of such reference. The neuter gender shall include the masculine and feminine genders as appropriate.


                                    ARTICLE I

                                  DEFINED TERMS

         The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

         "Acceptable Currency" shall mean immediately available funds in United States dollars which will be credited to the account of the Company at the bank previously designated to the Investor in time to earn interest for the day of the Closing.

         "'33 Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "'34 Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, the specified Person.

         "Best Knowledge" or "Company's Best Knowledge" or "Best Knowledge of the Company" shall mean (a) the actual knowledge of the Company's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer (collectively, the "Senior Officers") and (b) any knowledge which any of the Senior Officers could reasonably be expected to have obtained through the exercise of due diligence (either conducted by such Senior Officer directly or by agents of the Company acting at the direction of such Senior Officer) which such Senior Officer would reasonably be expected to perform in his capacity as such Senior Officer.

         "Certificate of Formation" means the certificate of formation of the Company, as originally filed with the Delaware Secretary of State together with all amendments thereto.

         "Closings" and "Closing Dates" mean the consummation of the Company's sale and the Investor's purchase of Member Interests pursuant to this Agreement, and the date or dates on which the same occurs or occurred, respectively. "First Closing" and "First Closing Date" shall be determined in accordance with Section
6.1 hereof, and "Second Closing" and "Second Closing Date" shall be determined in accordance with Section 6.2 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, or any similar federal law then in force.

         "Commission" means the United States Securities and Exchange Commission or any successor agency.

         "Common Stock" shall mean Common Stock of the Company if and when the Company is converted into a corporation.

         "Company Parties" means, collectively, the Company, MSI and DSC.

         "Contaminant" means any substance regulated or forming the basis of liability under any Environmental Law, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, or asbestos or polychlorinated biphenyls ("PCBs").

         "Conversion Date" shall mean the date on which Common Stock is first sold to the public pursuant to a Public Offering.

         "Employee Benefit Plan" means any plan regulated under ERISA.

         "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release, or threatened Release of any Contaminants at any location whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Contaminants or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Contaminants and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Contaminants.

         "Equity Equivalents" has the meaning set forth in Section 4.1.

         "Equity Participations" means any security or right entitling the holder, absolutely or contingently, to participate in the revenues or equity appreciation of the Company, including, but not limited to, options, warrants, company appreciation rights, interests in "phantom" stock plans, restricted or contingent stock or profits interests, stock appreciation rights or equivalents, stock loan purchase plans, convertible debentures or stock bonus plans.

         "Equity Rights" has the meaning set forth in the Amended Operating Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "FCC License" means each of the DEMS licenses listed on Schedule A hereto.

         "First Mark Agreement" means the Agreement dated as of March 10, 1997 between the Company, First Mark Communications, Inc. and Lynn Forester.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the Federal Communication Commission (or any successor thereto) (the "FCC") and each applicable public utilities commission).

         "Holder" means the Investor (or its successors or assigns) who continues to hold a Member Interest or any successor security thereto.


         "IPO Price" means the per share offering price for Common Stock stated on the face of the final prospectus relating to the Public Offering.

         "Mandl Employment Agreement" means the Employment Agreement made as of August 19, 1996 between the Company and Alex J. Mandl, as amended from time to time.

         "Material Adverse Change" has the meaning specified in Section 3.4 hereof.

         "Material Adverse Effect" has the meaning specified in Section 3.7 hereof.

         "Member Interest" means the Interest of a Member (as such terms are defined in the Amended Operating Agreement), of the percentage designated.

         "Membership Percentage" has the meaning specified in the Amended Operating Agreement.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which the Company or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "NTT's Per Share Price" means the quotient obtained (at the time of the Second Closing) by dividing $60,000,000 by the number of Equity Equivalents which represents 7.5% of the Equity Equivalents, calculated on a Pro Forma Equity Basis.

         "NTT's Price Per Percent" means the quotient obtained, from time to time, by dividing the Investor's total investment in the Company pursuant to this Agreement by the Investor's then-current Membership Percentage; as of the First Closing, the Investor's Price Per Percent shall be $8,000,000 (obtained by dividing $40,000,000 by 5).

         "NTTA" means NTT America, Inc.

         "Operating Agreement" means the Limited Liability Company Agreement of the Company dated as of March 5, 1996, as amended prior to the First Closing.

         "Pension Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which the Company or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law including, without limitation, each FCC License.


         "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, which the Company maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by the Company.

         "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, governmental entity, or any other entity.

         "Pro Forma Equity Basis" means a determination of equity amounts made on a pro forma basis, calculated as the sum of (i) Member Interests (or their Equity Equivalents) which are actually outstanding on the date of this Agreement, plus (ii) if the closing under the First Mark Agreement has not been consummated on or before the date of this Agreement, the Member Interest (or its Equity Equivalent) issued to Lynn Forester pursuant to the First Mark Agreement plus (iii) the Member Interests (or their Equity Equivalents) to be issued to MSI and DSC in respect of the $60,000,000 additional capital contribution contemplated by Section 6.1(b)(xvii) hereof plus (iv) Member Interests (or their Equity Equivalents) issued upon the exercise of Equity Rights.

         "Public Offering" means an underwritten distribution of Member Interests (or their Equity Equivalents) pursuant to a registration statement filed by the Company under the '33 Act in which the Company receives proceeds (before any application thereof) of $75,000,000 or more.

         "Qualified Plan" means an employee pension benefit plan, as defined in
Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which the Company or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Registration Rights Agreement" means that certain Registration Rights Agreement to be dated as of the date of the First Closing between the Company and the Investor, in substantially the form of Exhibit 6.1(b)(iv) hereto.

         "Release" means, as to any person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case of any Contaminant, into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "Requirements of Law" means, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, federal, state, local or foreign securities, antitrust, communications, licensing, health, safety, labor and trade laws, rules and regulations, the disclosure requirements of Environmental Laws and ERISA and all orders, judgments, decrees or other determinations of any

Governmental Authority (including, without limitation, the FCC) or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Subsidiary" or "Subsidiaries" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         "Title IV Plan" means a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

         "Welfare Benefit Plan" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, to which the Company maintains, contributes to, contributed to within the six year period prior to the First Closing Date, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

         Additional defined terms are found in the body of the following text.

         The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder," and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.


                                   ARTICLE II

                             PURCHASE AND SALE TERMS

         2.1 Purchase and Sale. (a) Subject to the terms of this Agreement, at the First Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, a 5% Member Interest (calculated on a Pro Forma Equity Basis) for the aggregate purchase price of $40,000,000.

                   (b) Subject to the terms of this Agreement, at the Second Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, an additional 7.5% Member Interest (or its Equity Equivalent) (subject to adjustment as provided in Section 6.3(a)) calculated on a Pro Forma Equity Basis (together with the Member Interest purchased by the Investor at the First Closing, the "Purchased Interest") for the aggregate purchase price of $60,000,000.

          2.2 Payment. The Investor shall pay the purchase price for the Member Interest to be purchased by it at the First Closing and the Second Closing in Acceptable Currency.



                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MSI AND DSC

         The Company (and, to the extent expressly provided herein, MSI and DSC, in which case such representations and warranties shall be several and not joint and shall be deemed made solely with respect to such party) represents and warrants to the Investor, as of the date hereof and as of the date of the First Closing (and, to the extent expressly provided for herein, the Second Closing) that:

          3.1 Existence. The Company is a limited liability company duly formed, validly existing and in good standing under Delaware law and has the requisite limited liability company power and authority to conduct its business and own or lease its properties as now conducted and owned or leased. Exhibit 3.1 is a true copy of the Certificate of Formation, with all amendments. The Company is duly qualified to do business in all jurisdictions in which the nature of its properties and business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          3.2 Power and Authority. (a) (i) The Company has the requisite limited liability company power and authority, and has taken all required action necessary (including any approvals required under the Operating Agreement) to authorize, the execution and delivery by the Company of this Agreement and the issuance and sale by the Company of the Member Interests as herein provided and otherwise for the Company to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and (ii) none of such actions will
(A) violate any provision of the Operating Agreement or (B) except as set forth in Exhibit 4.7(a), (1) constitute or result in a breach or default by the Company, or give rise to a right of termination on the part of any other party, or result in the creation or imposition of any lien, claim or encumbrance on any Company assets, under, any agreement or instrument to which the Company is a party or by which it is bound or (2) constitute or result in a violation by the Company of any Requirement of Law, except, in the case of clause (ii)(B)(1), for any such breach, default or termination or any such lien, claim or encumbrance which would not have a Material Adverse Effect.

                   (b) This Agreement has been duly executed and delivered by each of MSI, DSC and the Company and (assuming the due authorization, execution and delivery hereof by the Investor) constitutes the valid and binding obligation of the Company enforceable against each of MSI, DSC and the Company in accordance with its terms.

                   (c) The Company has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for the conduct of the Company's business as currently conducted, except for licenses, permits, consents or approvals or filings or notices which can be obtained, made or given by the taking of ministerial action with respect to which no third party action or approval is required or the failure of which to be obtained, made or given in the aggregate does not have a Material Adverse Effect.

          3.3 Subsidiaries. Except as set forth in Exhibit 3.3, as of the date hereof, the Company has no subsidiaries and owns no capital stock or other securities, or rights or obligations to acquire the same, of any other entity.

          3.4 No Material Adverse Change. Except as set forth in Exhibit 3.4, since December 31, 1996, there has been no material adverse change in the financial or other condition, properties or business operations of the Company (a "Material Adverse Change").

          3.5 Litigation. As of the date hereof, except as disclosed in Exhibit 3.5, there are no suits, proceedings or investigations pending or, to the Best Knowledge of the Company, threatened, against or affecting the Company or, to the Best Knowledge of the Company, an officer or member of the Company, which in any such case is reasonably likely to have a Material Adverse Effect or materially and adversely affect the ability of any officer or member to participate in the affairs of the Company, or which concern in any material way the transactions contemplated by this Agreement. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of such officer or such currently contemplated prospective officer of the Company or their use, in connection with the business of the Company, of any information or techniques which might be alleged to be proprietary to their former employer(s).

          3.6 Intellectual Property Rights and Government Approvals. The patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, as well as the trade secrets and similar proprietary information, owned or held by the Company (the "Intellectual Property Rights") are all that are required to enable the Company to conduct its business as now conducted, except for such failures to own or hold as, in the aggregate, would not have a Material Adverse Effect. As of the date hereof, there is no individual Intellectual Property Right for which the Company has paid or currently pays in excess of $5,000 per annum for the right to use. As of the date hereof, the Company has not received any formal or informal notice of infringement or other complaint that the Company's operations traverse or infringe rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others. As of the date hereof, the Company has no reason to believe that there has been any such infringement. No person affiliated with the Company has wrongfully employed, in connection with their affiliation with the Company, any trade secrets or any confidential information or documentation proprietary to any former employer, and, to the Company's Best Knowledge, no person affiliated with the Company has violated any confidential relationship which such person may have had with any third party except for any such wrongful employment or violations as, in the aggregate would not have a Material Adverse Effect. The Company has the right and authority to utilize the processes, systems and techniques presently employed by it in the design, development and manufacture of its present products and all rights to any material processes, systems and techniques developed by any employee or consultant of the Company have been and will be duly and validly assigned to the Company, except to the extent the failure to have such right or authority or to obtain such assignment, in the aggregate, would not have a Material Adverse Effect. Except as set forth in
Exhibit 3.6, as of the date hereof no royalties, honoraria or fees are or will be payable by the Company to other persons by reason of the ownership or use by the Company of Intellectual Property Rights. The Company has all governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business except for such approvals, authorizations, consents, licenses or permits, the failure of which to obtain, in the aggregate, would not have a Material Adverse Effect.

          3.7 Compliance with Law; Government and Other Approvals. The Company Parties represent and warrant that each of them is in compliance with all applicable Requirements of Law except for such non-compliance as in the aggregate would not have a material adverse effect on the financial or other condition, properties or business operations of the Company (a "Material Adverse Effect"). Except as set forth in Exhibit 3.7 or as may be required by any state "blue sky" laws, no authorization, consent, approval, license, qualification or formal exemption from, or any filing, declaration or registration with, or termination or expiration of any waiting periods imposed by, any court, governmental agency, regulatory authority or political subdivision thereof, any securities exchange or any other Person (collectively, "Consents") is required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated in this Agreement, except for any Consent to be made or obtained by the Company from a Person who or which is not a Governmental Authority and which if not so obtained or made would not, in the aggregate, have a Material Adverse Effect; and all such material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations that have been obtained or made, as the case may be, are in full force and effect and are not the subject of any pending or, to the Best Knowledge of the Company Parties, threatened attack by appeal or direct proceeding or otherwise.

          3.8 Ownership of Member Interests. Exhibit 3.8 sets forth the owners of the outstanding Member Interests of Company as of the date hereof; all of such outstanding Member Interests are, and upon issuance and payment therefor in accordance with the terms of this Agreement, the Member Interests issued to the Investor pursuant to this Agreement will be, validly issued in compliance with applicable law. Each of MSI and DSC hereby represent and warrant to the full extent of the immediately preceding sentence with respect to the Member Interest owned by it. Except as set forth in Exhibit 3.8 or as expressly provided in the Amended Operating Agreement or this Agreement, as of the date hereof, (i) the Company has no outstanding Equity Participation or other commitment to issue or to acquire any Member Interest, or any securities or obligations convertible into or exchangeable for a Member Interest, nor, except as contemplated hereby, has it given any person any right to acquire from the Company or sell to the Company any Member Interest; (ii) there is no agreement, restriction or encumbrance with respect to the sale or voting of any Member Interest of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities) except for the offering and sale pursuant to this Agreement and the Amended Operating Agreement; (iii) the Company has no obligation to register under the '33 Act any of its presently outstanding securities or any of its securities which may thereafter be issued other than as provided in the Registration Rights Agreement, the Mandl Employment Agreement and the First Mark Agreement; and (iv) there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements (whether written or oral) with respect to the voting, transfer or disposition of the Member Interests to which the Company is a party or by which it is bound, or, to the Best Knowledge of the Company Parties, between or among any Persons other than the Company.

          3.9 Brokers, etc. Other than for Bear Stearns Inc., the Company has not dealt with any broker, finder, or other similar person in connection with the offer or sale of the Member Interests pursuant to the transactions contemplated by this Agreement, and the Company is not under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions other than to Bear Stearns Inc.

          3.10 Private Sale. The Company has not, either directly or through any agent, offered any securities to or solicited any offers to acquire any securities from, or otherwise approached, negotiated, or communicated in respect of any securities with, any person, and neither the Company nor anyone acting on its behalf will take any action prior to any Closing, such that the offering, issuance or sale of the Member Interests pursuant to this Agreement would be subject to the registration provisions of the '33 Act. Assuming the continued accuracy of the Investor's representations and warranties set forth in Section
5.3 hereof, the issuance of Member Interests sold hereby will be exempt from registration under the '33 Act. The Company has complied with all federal and state securities and blue sky laws in all issuances of its Member Interests prior to the date hereof and has not violated any applicable law in making such issuances of its Member Interests prior to the date hereof. Any notices required to be filed by the Company under federal and state securities and blue sky laws prior to or subsequent to each Closing shall be filed by the Company on a timely basis prior to or as so required.

          3.11 Employment Contracts, etc.; Certain Material Transactions. Except as set forth in Exhibit 3.11 hereto, as of the date hereof (i) the Company is not a party to any employment or deferred compensation agreements providing for compensation in excess of $40,000 per annum, (ii) the Company does not have any bonus, incentive or profit-sharing plans, and (iii) the Company does not have any pension, retirement or similar plans or obligations, whether funded or unfunded, of a legally binding nature or in the nature of informal understandings. As of the date hereof, the Company is not a party to any collective bargaining agreement and, to the best of its knowledge, no organizational efforts are currently being made with respect to any of their respective employees.

         3.12 Contracts and Commitments, etc. Exhibit 3.12 lists the following contracts and other agreements to which the Company is a party as of the date hereof:

                   (a) any agreement which imposes a security interest on any of its assets, tangible or intangible;

                   (b) any agreement concerning confidentiality or noncompetition (and, with respect to employees which have executed a non-disclosure or non-competition agreement with the Company which is in substantially the Company's standard form of such agreement previously delivered to the Investor, a list of such employees);

                   (c) any agreement to which any of the members of the Company or their Affiliates (other than the Company) are parties;

                   (d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the Company's current or former directors, officers, or employees;

                   (e) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $40,000 or for periods greater than one year or providing material severance benefits;

                   (f) any agreement under which the Company has advanced or loaned (or agreed to advance or loan) an amount to any of its directors, officers, or employees in excess of $50,000;

                   (g) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; or

                   (h) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

The Company has delivered to the Investor a correct and complete copy of each written agreement listed in Exhibit 3.12 (as amended to date) and each oral agreement referred to in

Exhibit 3.12. With respect to each such written agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects against the Company (assuming, for such purposes, that the agreement is legal, valid, binding, enforceable and in full force and effect in all material respects against each other party thereto); (B) the Company has not declared any party in material breach or default, the Company is not in material breach or default, and, to the Best Knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under such agreement; and (C) the Company has not advised any party to such agreement of the repudiation thereof, and has not received from any other party thereto notice that such other party has repudiated or intends to repudiate, any material provision of such agreement, except in the case of (A), (B) or (C), to the extent any illegality, invalidity, non-binding nature or unenforceability of, or any such other actions with respect to such agreement, in the aggregate, would not have a Material Adverse Effect.

          3.13 Employee Benefit Plans. (a) Exhibit 3.13 separately identifies all Plans. Neither the Company nor any ERISA Affiliates maintains or contributes to, or has ever maintained or contributed to, any Title IV Plan, Multiemployer Plan, Pension Plan (other than a Qualified Plan) or Welfare Benefit Plan that provides retiree benefits (other than continuation coverage provided pursuant to Section 4980B of the Code).

                   (b) Except as set forth on Exhibit 3.13, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and, as of the date hereof, to the Best Knowledge of the Company, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                   (c) Each Plan is in compliance with applicable provisions of ERISA and the Code, except for any noncompliance which would not have a Material Adverse Effect.

                   (d) Neither the Company nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contributions or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Qualified Plan, except for any such failures which in the aggregate would not have a Material Adverse Effect nor, as of the date hereof, is any such failure reasonably expected to occur. There has been no, nor is there reasonably expected to occur any, failure to make a required contribution to a Qualified Plan.

                   (e) As of the date hereof, there are no pending or threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan or (iii) the Company or any ERISA Affiliate with respect to any Plan.

                   (f) The Company and each ERISA Affiliate has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder, except for non-compliance which in the aggregate would have no Material Adverse Effect.

                   (g) The Company has not engaged in a prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Plan, except for transactions which in the aggregate would not have a Material Adverse Effect.

                   (h) Neither the Company nor any ERISA Affiliate has any liability under any terminated "employee benefit plan", as defined in Section 3(3) of ERISA, of any related or unrelated entity, except for such liabilities which, in the aggregate, would not have a Material Adverse Effect.

                   (i) As of the date hereof, there is no unfunded liability under any Plan.

          3.14 Liabilities. As of the date hereof, except as set forth on
Exhibit 3.14, the Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable.

          3.15 Affiliate Transactions. As of the date hereof, except as set forth in Exhibit 3.15, (i) other than the payment of compensation to employees of the Company, the Company is not a party to any transaction, contract or other agreement with any Affiliate or associate (as defined in Rule 12b-2 promulgated under the `34 Act) of the Company and (ii) the Company is not the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company.

          3.16 Taxes. (a) All material federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Company have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions shown to be due and payable on such Tax Returns have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of the Company in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect.

                   (b) Amounts have been withheld by the Company from their respective employees for all periods in compliance in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been or will be timely paid to the respective Governmental Authorities.

                   (c) As of the date hereof, the Company has (i) not executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) not agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) no obligation under any written tax sharing agreement.

          3.17 Full Disclosure. The Company represents and warrants that, to the Company's Best Knowledge, the written information concerning the Company provided by the Company to the Investor in connection with the Investor's examination of the Company prior to entering into this Agreement (other than any materials, including without limitation the Company's business plans previously provided to the Investor, which relate to future periods, which this representation and warranty does not address) is not, taken as a whole, untrue or misleading in any respect which constitutes or would have a Material Adverse Effect.

          3.18 Financial Matters. (a) The consolidated balance sheet of the Company and subsidiary as of December 31, 1996, and the related consolidated statements of operations, members' equity and cash flows for the period March 5, 1996 (date of inception) to December 31, 1996 (the "Period") (together with the notes thereto), certified by Ernst & Young, LLP, copies of which have been furnished to the Investor, present fairly in all material respects the financial position of the Company and subsidiary at December 31, 1996 and the results of the operations of the Company and subsidiary for the Period, all in conformity with GAAP.

                   (b) The Company had as of December 31, 1996 no material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is required by GAAP to be reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto and which is not so reflected.

          3.19 No Other Ventures. As of the date hereof, the Company is not engaged in any joint venture or partnership with any other person.

          3.20 Investment Company Act; Public Utilities Holding Company Act, Etc. (a) Neither the Company nor any of its controlled Affiliates is an "Investment Company" subject to registration and regulation as an investment company under the Investment Company Act of 1940, as amended.

                   (b) The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, and state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness

          3.21 Insurance. All policies of insurance owned by or issued to the Company, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect (except where the failure to be in full force and effect would not have a Material Adverse Effect) and, in the good faith judgment of the Company's Board of Directors, as of the date hereof, are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Company. As of the date hereof, the Company has not been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

          3.22 Labor Matters. (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Company, other than those which in the aggregate have no Material Adverse Effect.

                   (b) There are no arbitrations or grievances pending against or involving the Company, nor are there any arbitrations or grievances threatened involving the Company, other than those which, in the aggregate, if resolved adversely to the Company, would have no Material Adverse Effect.

                   (c) As of the date hereof, the Company is not a party to, and has no obligations under, any collective bargaining agreement.

                   (d) There is no organizing activity involving the Company pending or threatened by any labor union or group of employees, other than those which in the aggregate have no Material Adverse Effect. There are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company have made a pending demand for recognition, other than those which in the aggregate have no Material Adverse Effect.

                   (e) There are no unfair labor practices charges, grievances or complaints pending or in process or threatened by or on behalf of any employee or group of employees of the Company, other than those which, in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                   (f) There are no complaints or charges against the Company pending or threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by the Company of any individual, other than those which in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                   (g) Except as set forth on Exhibit 3.22, as of the date hereof, the Company is not a contractor or subcontractor with obligations under any federal, state or local government contracts, nor does the Company otherwise have a legal obligation to engage in affirmative action.

          3.23 Force Majeure. Neither the business nor the properties of the Company are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which in the aggregate have no Material Adverse Effect.

          3.24 Environmental Protection. (a) Except as set forth in Exhibit 3.24, the Company is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), other than such non-compliance the consequences of which in the aggregate would not have a Material Adverse Effect. As of the date hereof, the Company has not received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, alleging that the Company is not in such compliance.

                   (b) Except as set forth in Exhibit 3.24, there are no past or present conditions, events or incidents, including, without limitation, the Release or presence of any Contaminant, which could form the basis of any Environmental Claim against the Company, or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law, which in any such case would in the aggregate have a Material Adverse Effect. Furthermore, there is not now on or in the property leased or operated by the Company (i) any underground storage tanks or surface impoundments or (ii) any asbestos-containing material, which in any such case would in the aggregate have a Material Adverse Effect.

          3.25     Properties.

                   (a) As of the date hereof, the Company does not own any real property.

                   (b) The Company owns valid leasehold interests in all other properties and assets purported to be leased by the Company, free and clear of all liens, except for any liens which do not have a Material Adverse Effect and provided that such leaseholds may be subordinate to the fee interest or superior leasehold interest or other encumbrances to which such fee interest is subject. Each item of real property leased at the date hereof by the Company involving annual lease payments in excess of $20,000 is listed on Exhibit 3.25, setting forth information regarding the commencement date, termination date, renewal options (if any) and annual base rents. Assuming each of such leases is valid and enforceable against the other parties thereto, each of such leases is valid and enforceable against the Company in accordance with its terms and is in full force and effect, except for any invalidity, unenforceability or failure to be in full force and effect which in the aggregate would not have a Material Adverse Effect. The Company has delivered to the Investor true and complete copies of each of such real property leases and all documents to which it is a party or which are in its possession affecting the rights or obligations of the Company under such leases, including, without limitation, any such non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of such leases. Neither the Company nor, to the knowledge of the Company, any other party to any such lease is in default of its obligations under or has delivered or received any written notice of default under any such lease, nor has any event occurred with respect to the Company or, to the knowledge of the Company, any other party, which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which in the aggregate have no Material Adverse Effect.


                   (c) Except as set forth in Exhibit 3.25, as of the date hereof the Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property.

                   (d) To the Best Knowledge of the Company, as of the date hereof, the improvements included within the real property leased by the Company (collectively, "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, except for such defects which, in the aggregate, would not have a Material Adverse Effect. To the Best Knowledge of the Company, as of the date hereof, the water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property leased by the Company are installed and operating and are sufficient to enable the real property leased by the Company to continue to be used and operated in the manner currently being used and operated, except for such insufficiencies which, is the aggregate, would not have a Material Adverse Effect, and, as of the date hereof, the Company has no knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof.

                   (e) All Permits required to have been obtained by the Company to enable all real property leased by the Company to be lawfully occupied and used for the purposes for which they are currently occupied and used have been issued and are in full force and effect, other than those which in the aggregate if not so obtained would have no Material Adverse Effect.

                   (f) As of the date hereof, the Company has not received any written notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property leased by the Company or any part thereof, or of any sale or other disposition of any real property leased by the Company or any part thereof in lieu of the condemnation except for those which, in the aggregate, would not have a Material Adverse Effect.

                   (g) As of the date hereof, no portion of any real property leased by the Company has suffered any arterial damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition, except for such losses which, in the aggregate, would not have a Material Adverse Effect.

          3.26 FCC Compliance. (a) Except as disclosed on Exhibit 3.26(a), at the First Closing, the Company and a wholly-owned subsidiary of the Company (the "License Subsidiary" and, together with the Company, to the extent applicable, the "License Companies") together will have in effect all the licenses required to be obtained from the FCC and any applicable state public utility commission exercising jurisdiction over the License Companies ("Applicable PUC") or their provision of digital electronic message services ("DEMS") to the extent required by the License Companies's operations at the Closing Date. All FCC Licenses and any Applicable PUC licenses which were or are held by the Company Parties were duly and validly issued and in full force and effect; all FCC Licenses and any Applicable PUC licenses which will be held by the License Companies as of the First Closing Date will have been duly and validly issued and in full force and effect; and the License Companies are not, and the Company Parties were not, in violation of any of the terms and conditions of any of the FCC Licenses and any Applicable PUC licenses, and have fulfilled and performed all of their respective material obligations with respect to its FCC Licenses and any Applicable PUC licenses, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the License Companies's rights under any of their respective FCC Licenses and any Applicable PUC licenses; except with respect to any of the foregoing as would not have a Material Adverse Effect.

                   (b) The Company Parties were not, and the License Companies are not, in violation of the Communications Act of 1934, as amended, or any rule or regulation of the FCC or any Applicable PUC, or any judgment, injunction, order or decree of the FCC or any Applicable PUC, except for violations which individually or in the aggregate would not have a Material Adverse Effect.

                   (c) The Company Parties and the License Companies represent and warrant that, except as disclosed in Exhibit 3.26(c), there is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC or any Applicable PUC against any of the Company Parties or License Companies, or any action, proceeding or investigation pending or, to the knowledge of the Company Parties and the License Companies, threatened by the FCC or any Applicable PUC against any of the Company Parties or License Companies, specifically including (but not limited to) any pending or threatened proceeding that would have the effect of revoking or restricting any of the FCC Licenses or any Applicable PUC Licenses, except for any such judgment, injunction, decree or order or any such action, proceeding or investigation which individually or in the aggregate would not have a Material Adverse Effect.

                   (d) Except as set forth in Exhibit 3.26(a), the execution, delivery and performance by the Company of this Agreement, compliance by the Company with all the provisions hereof and the consummation by the Company of the transactions contemplated hereby will not require that the Company Parties or the License Companies obtain any consent, approval, authorization or other order of the FCC or any Applicable PUC, violate or conflict with the Communications Act of 1934, as amended, or the rules or regulations of the FCC or any Applicable PUC, and will not cause any cancellation, termination, revocation, forfeiture or material impairment of any of the FCC Licenses or any Applicable PUC Licenses.

          3.27 No Conflict of Interest. Except as disclosed on Exhibit 3.27, none of the Company Parties or any of their respective Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in the business of the Company.

          3.28 No Improper or Other Payments. The Company has not made any improper foreign payment (as defined in the Foreign Corrupt Practices Act).

          3.29 Equity Plans. On the date hereof, the only agreements which have been entered into by the Company which by its or their terms provides any director, officer, employee, or agent of the Company, or any Affiliate of any of the foregoing, with an Equity Participation are, together with their material terms, set forth in Exhibit 3.29 (except to the extent a copy of such agreement, or the form thereof in the case of award agreements under the Company's Long Term Incentive Compensation Plan, has previously been delivered to the Investor, in which case the only information required shall be who the recipient of the award was, the equity interest involved and the exercise price).

          3.30 Use of Proceeds. No portion of the funds received by the Company pursuant to the purchase of the Member Interests contemplated hereby will be utilized to fund any distributions to the Company's Members.


                                   ARTICLE IV

                    COVENANTS OF THE COMPANY AND THE INVESTOR

4.1 Accounts and Reports. (a) So long as the Investor holds the greater of (x) a Member Interest representing not less than 3% of all the then-outstanding Member Interests (or other equity equivalent in the event the Company is no longer limited liability company ("Equity Equivalents")) (provided, that in connection with any such determination, any Member Interests or their Equity Equivalents issuable under any Equity Rights shall not be counted) or (y) 50% of the aggregate Member Interests (or Equity Equivalents) purchased by it at the time of such determination pursuant to this Agreement (the greater of (x) or (y) being referred to as the "Investor Threshold Membership Percentage"), the Company shall furnish to the Investor copies of the following certificates, filings and reports:

                            (i) Annual Budgets. So long as the Investor is entitled to nominate a member to the Company's Board of Directors, as soon as available, and in any event no later than 60 days prior to the end of each fiscal year, the annual budget of the Company for the succeeding fiscal year.

                            (ii) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each quarter, copies of the Company's comparative statements of income and cash flow and unaudited consolidated balance sheet as of the end of such quarter, which shall be prepared in accordance with GAAP.


                            (iii) Other Information. So long as the Investor is entitled to nominate a member to the Company's Board of Directors, upon the reasonable request of the Investor, the Company will deliver to the Investor other information and data, pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable laws and any contracts of the Company with third persons. The Company will permit any person designated by the Investor in writing, upon prior notice, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances, and accounts with the Company's officers, all at such reasonable times and as often as the Investor may reasonably request.

                   (b) The Company's obligations under Section 4.1(a) shall terminate with respect to the Investor upon the effectiveness of the Company's registration statement for the Member Interests (or Equity Equivalents) under the '34 Act.

                   (c) All information furnished under Section 4.1(a) is deemed to be confidential. Each recipient of any information furnished under Section 4.1(a) shall (i) maintain the confidential nature of such information and not disclose the same to any third party, except as required by law or approved in advance by the Company, and (ii) take all reasonable measures to prevent any officer or agent of such recipient from disclosing any such information including, without limitation, advising such party of the obligation to keep such information confidential. In connection therewith, each recipient of such information shall agree as a precondition to such receipt not to make copies of any such information which the Company believes to be proprietary and to return to the Company all copies of such information furnished by the Company after they have completed their review of the same. The parties hereto acknowledge and agree that the violation by any recipient of the foregoing provisions would not be adequately compensated through money damages and hereby agree to the Company's seeking of equitable relief, including a temporary restraining order or permanent injunction, in the event the Company believes any such recipient is violating the foregoing provisions. This Section 4.1(c) shall not apply to information that (i) is generally available to the public other than as a result of a disclosure of the Investor or an employee or agent thereof, (ii) is in the possession of the Investor prior to its delivery by the Company, provided that such information was not known by the Investor, after due inquiry, to be provided in breach of any confidentiality provision, (iii) is obtained, after the date hereof, by the Investor on a non-confidential basis from any party not known by the Investor, after due inquiry, to be in violation of any confidentiality agreement or (iv) is provided in accordance with Section
8.8 of the Amended Operating Agreement.

          4.2 Insurance. The Company will maintain full force and effect its insurance policies in effect as of the date hereof, except for such policies for which the failure to keep in full force and effect would not have a Material Adverse Effect, and a policy on the life of Alex Mandl for which the Company is the sole beneficiary in an amount of not less than $10,000,000. This Section 4.2 shall expire and be of no further force and effect upon the First Closing.

          4.3 Taxes and Assessments. The Company will pay any taxes, assessments and governmental charges, and any liabilities thereon imposed on the Company and outstanding and due, except for those which the Company is contesting in good faith and by appropriate proceedings if (i) adequate reserves have been established on the books of the Company in conformity with GAAP and (ii) all such non-payments, in the aggregate, have no Material Adverse Effect. The Company will pay and discharge in a timely manner all taxes, assessments and governmental charges upon or against the Company, or any of its properties, and all other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect and (b) the Company shall have set aside on its books adequate reserves with respect thereto. This Section 4.3 shall expire and be of no further force and effect upon the First Closing.

          4.4 Maintenance of Existence. The Company will preserve, renew and keep in full force and effect, its limited liability company existence, qualification in requisite jurisdictions and rights and privileges necessary or desirable in the normal conduct of its business; provided, that the Company shall be permitted to convert to a corporate form pursuant to the express provisions of the Amended Operating Agreement (the "Incorporation Merger"). This
Section 4.4 shall expire and be of no further force and effect upon the First Closing.

          4.5 Further Assurances. Subject to the terms and conditions provided herein, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and make effective the transactions contemplated by this Agreement. The Company will cure promptly any defects in the creation and issuance of the Member Interests (or Equity Equivalents) to be purchased by the Investor at any Closing hereunder, and the Company and the Investor will cure promptly any defects in the execution and delivery of this Agreement. The Company, at its expense, will promptly execute and deliver to the Investor, and the Investor will, at its expense, promptly execute and deliver to the Company, upon the other's request, all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

          4.6 Conduct of Business. Except (i) as expressly contemplated by this Agreement, (ii) as set forth in Exhibit 4.6 or (iii) as consented to by Purchaser in writing, from and after the date of this Agreement and until the First Closing Date, the Company:

                   (a) shall use reasonable efforts consistent with good business judgment to: (i) preserve intact the present business organization of the Company, (ii) keep available the services of those employees of the Company having management responsibilities, (iii) maintain in full force and effect without any amendment, termination, waiver, disposal or lapse all Permits of the Company Parties and the License Companies, including any FCC Licenses, other than such Permits, the failure of which to keep in full force and effect without any termination, waiver, disposal or lapse would not have a Material Adverse Effect, (iv) preserve the present relationships of the Company with entities or persons having business dealings with them and (v) enter into agreements with each of the Company's managers, officers and key employees to the effect that all proprietary information and inventions developed by such persons are the property solely of the Company, and assigning all right, title and interest any of them may have to the Company;

                   (b) shall operate in the ordinary course of business;

                   (c) shall not

                            (i) directly or indirectly purchase, redeem or otherwise acquire or dispose of any Member Interests or other securities of the Company (i) for cash (other than with respect to redemptions under the CARS Plan with respect to Persons who are employees of the Company who are not of the level of Vice President or above), and (ii) other than pursuant to the CARS Plan and the Mandl Employment Agreement;

                            (ii) except as specifically required (as opposed to permitted) under the Operating Agreement, declare, set aside or pay, or commit to pay, any distribution on the Member Interests; or

                            (iii)    agree to do any of the foregoing;

                   (d) shall not add to or modify in any material respect any of the Plans other than for (i) contributions in accordance with the normal practices of the Company, (ii) the extension of coverage to any other employees who become eligible in accordance with the terms thereof or (iii) amendments or modifications reasonably necessary in order to comply with applicable law; and

                   (e) shall not undertake acts which would constitute a prohibited transaction under ERISA, or fail to fund employee benefits to the extent required by law or contract.

          4.7 Filings and Consents. (a) As soon as practicable after execution and delivery of this Agreement, the Investor and the Company shall make all filings required under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated hereby. In addition, the Investor and the Company will each furnish all information as may be required by the Japan Ministry of Finance or by the Federal Trade Commission and the Department of Justice under the HSR Act in order for the requisite approvals for the purchase and sale of the Member Interests, and the transactions contemplated hereby, to be obtained or any applicable waiting periods to expire. Each of the parties hereto will cooperate with each other with respect to obtaining, as promptly as practicable, all necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all other filings with, any third parties, including (i) Governmental Authorities, necessary to authorize, approve or permit the consummation of the transactions contemplated hereby and (ii) those set forth in Exhibit 4.7(a) hereto.

                   (b) The Investor and the Company will provide such information and communications to the Persons requiring such approvals, authorizations and consents as reasonably required by such Person.

                   (c) The Company and its Members will use all reasonable efforts to consummate the DTS Systems Transfers (as such term is defined in and pursuant to the terms of the Operating Agreement).

          4.8 Supplements to Disclosure Schedule; Notice and Cure. (a) From time to time prior to the First Closing, the Company and the Investor will promptly supplement or amend the Exhibits relating to their respective representations and warranties in this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring as the date of this Agreement, would have been required to be set forth or described in their respective Exhibits or would otherwise have given rise to a breach of any representations or warranties herein. No supplement or amendment by either party shall be deemed to cure (or affect the rights of any party with respect to) any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Article VI hereof or the compliance by the Company or the Investor with the covenants set forth in this Article IV.

                   (b) From the date hereof until the Second Closing, each of the Investor and the Company shall inform the other in writing of, and contemporaneously with such notice will provide to the other reasonable details (and other information reasonably requested) concerning, any event, transaction or circumstance occurring after the date hereof that causes any of its covenants or agreements under this Agreement to be breached.

          4.9 Covenant to Satisfy Conditions. Each party agrees to use all reasonable efforts to insure that the conditions to the other party's obligations hereunder set forth in Article VI, insofar as such matters are within the control of such party, are satisfied.

          4.10 Stock Option Pool. The Company will not from and after the date hereof until the First Closing Date (i) authorize a pool of Equity Participations to be granted or awarded to the Company's employees or directors in excess of the pool provided for as of the date of this Agreement under the CARS Plan (as hereinafter defined), and (ii) authorize the creation of any other plan to provide incentive awards or other grants to employees or directors of any form of equity or other securities of the Company. Until the occurrence of a public distribution of the class of Member Interests (or Equity Equivalents) issuable pursuant to the cancellation of Appreciation Units (as such term is defined in the CARS Plan), so long as the Investor holds the Threshold Membership Percentage, the Company will, as contemplated by Section 6 of the form of award agreement under the CARS Plan previously delivered to the Investor, require each person to whom such Membership Interests (or Equity Equivalents) are to be issued pursuant to the cancellation of any such Appreciation Units, as a pre-condition to such issuance, to execute an agreement providing that such Member Interests (or Equity Equivalents) shall not be transferable prior to the occurrence of such a public distribution.

          4.11 Sale of Member Interests. From and after the date hereof until the Second Closing, except as provided in the Mandl Employment Agreement and except for issuances pursuant to the Company's Long Term Incentive Compensation Plan dated November 26, 1996 (the "CARS Plan") and, in the event that the closing under the First Mark Agreement has not occurred on or prior to the date of this Agreement, as provided in the First Mark Agreement, the Company shall not issue or sell, or commit to issue or sell, any Member Interests (or their Equity Equivalents) or other securities of the Company, any options, warrants or commitments or rights of any kind with respect thereto or any convertible or exchangeable securities (provided, that the Company may issue or sell Member Interests in connection with a private sale not requiring registration under the `33 Act, so long as the price for a 1% Member Interest or its Equity Equivalent in such sale, as relevant, is greater than or equal to NTT's Price Per Percent or its Equity Equivalent, as relevant, subject to the Investor's rights under
Section 5.1(c) of the Amended Operating Agreement). This Section 4.11 shall not apply to or restrict in any way any issuance or sale, or commitment to issue or sell, any Member Interests (or their Equity Equivalent) pursuant to a public offering registered under the Securities Act which results in the Member Interests (or their Equity Equivalents) becoming registered under the Securities Act of 1934, as amended.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

          The Investor represents and warrants to the Company, as of the date hereof and as of the date of the First Closing (and, to the extent expressly provided for herein, the Second Closing) that:

          5.1 Existence. The Investor is a company duly organized, validly existing and current in payment of all taxes properly payable pursuant to the laws of the jurisdiction of its organization. The Investor has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

          5.2 Power and Authority. The Investor has the requisite corporate power and authority and has taken all required action necessary to authorize the execution and delivery by it of this Agreement and all other documents or instruments required by this Agreement, and to carry out the terms of this

Agreement and of all such other documents or instruments. This Agreement has been duly executed and delivered by the Investor and (assuming the due authorization, execution and delivery hereof by the Company and the other parties thereto other than the Investor) constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

          5.3 Purchase for Investment; No Authorization or Consent. The Investor is purchasing its Member Interests for investment, for its own account and not for the account of any Employee Benefit Plan (or if are being acquired for the account of any such Plan, such acquisition does not involve a nonexempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code) and not with a view to distribution thereof, except for transfers permitted hereunder. The Investor understands that its Member Interests must be held indefinitely unless they are registered under the '33 Act or an exemption from such registration becomes available, and that its Member Interests may only be transferred as provided in this Agreement and the Amended Operating Agreement. Except as set forth in Exhibit 5.3, no Consent is required to be made or obtained by the Investor in connection with the execution, delivery or performance by the Investor of this Agreement or the consummation by the Investor of the transactions contemplated in this Agreement, except for any Consent to be made or obtained by the Investor from a Person which is not a Governmental Authority and which is not so obtained or made would not, in the aggregate, prevent, in any material way, the ability of the Investor to perform its material obligations under this Agreement.

          5.4 Financial Matters. The Investor, either alone or with its financial advisor, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder. The Investor represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the '33 Act.

                                   ARTICLE VI

                       THE CLOSING AND CLOSING CONDITIONS

6.1 First Closing. (a) The purchase and sale of the Member Interests to take place at each Closing shall be held at the offices of Morrison & Foerster LLP, New York, New York. The First Closing shall occur on the second business day following the satisfaction of each of the conditions set forth in Sections 6.1(b)(ix) and (x) and 6.1(c)(ix) and (x), or, such other date as the Company and the Investor may designate (the "First Closing Date").

                   (b) The obligation of the Investor to purchase the Member Interests to be purchased by it hereunder at the First Closing shall be subject to the satisfaction of, or waiver by the Investor of, the following conditions at and as of the First Closing:

                            (i) Issuance of Member Interests. Concurrently with such purchase, the Company shall have duly issued and have amended its books and records to reflect the purchase by the Investor of a 5% Member Interest determined on a Pro Forma Equity Basis, all as provided in Section 2.1.

                            (ii) Certificate of Officer of the Company. The Company shall have delivered to the Investor a certificate of its chief financial officer, or an alternative therefor reasonably satisfactory to counsel for the Investor, dated the date of the First Closing, to the effect that each of the conditions in this Section 6.1(b) has been satisfied.

                            (iii) Amended Operating Agreement. Each of the Company's members immediately prior to the First Closing shall have duly authorized, executed and delivered the Amended Operating Agreement.

                            (iv) Registration Rights Agreement. The Company shall have duly authorized, executed and delivered the Registration Rights Agreement.

                            (v) Representations and Warranties to be True and Correct. The representations and warranties contained in Article III shall be true and correct on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any representations and warranties of the Company specifically apply to conditions existing at a particular date, in which case such representation and warranty shall have been true and correct on and as of such date), except to the extent that the aggregate of all such untrue or incorrect representations and warranties do not have a Material Adverse Effect, and the Company shall have certified to such effect to the Investor in writing; provided, that solely for purposes of this Section 6.1(b)(v), the determination of whether a representation or warranty is true and correct shall be made without the benefit of, and as if it had not contained, any limitation or qualification as to materiality, Material Adverse Effect or material adverse change set forth in such representation and warranty.

                            (vi) Performance. The Company shall have performed and complied in all respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the First Closing Date, except to the extent that the aggregate effect of such non-performances does not have a Material Adverse Effect, and the Company shall have certified to such effect to the Investor in writing; provided, that solely for purposes of this
         Section 6.1(b)(vi), the determination of whether any agreement or covenant has been performed and complied with shall be made without the benefit of, and as if it had not contained, any limitation or qualification as to materiality, Material Adverse Effect or material adverse change set forth in such covenant.


                            (vii) All Proceedings to Be Satisfactory. All limited liability company and other proceedings (including third party consents, if any) to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and its counsel, and the Investor and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                            (viii) No Injunction or Other Action. (A) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for in this Agreement not be consummated in the manner provided for in this Agreement.

                                     (B) No action or proceeding shall have been
                  instituted and remain pending before a court or other governmental body of competent jurisdiction to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement (or seeking substantial damages from the Investor or the Company as a result thereof), other than any such action or proceeding which was instituted prior to the date of this Agreement of which the Investor was aware at least 15 days prior to such date or was instituted prior to, on or after such date but which is not reasonably likely to have a Material Adverse Effect or impair the ability of the Company or the Investor to perform their respective obligations hereunder.

                                     (C) No governmental or regulatory agency or
                  body of competent jurisdiction shall have notified any party to this Agreement in writing that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or the laws of the jurisdiction to which such governmental or regulatory agency or body is subject and that it intends to commence proceedings to restrain consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions, unless such governmental or regulatory agency or body shall have withdrawn such notice.

                            (ix) HSR Act. The applicable waiting period, if any, including any extension thereof, under the HSR Act, if applicable to the transactions contemplated by the First Closing, shall have been terminated or shall have expired.

                            (x) Japanese Governmental Consents. The Investor shall have filed notification of its proposed purchase of the Member Interests with the Japan Ministry of Finance ("MOF") and the waiting period with respect thereto shall have expired without the MOF having objected to such purchase or any such objection shall have been withdrawn by the MOF.

                            (xi) Consents. Each of the Consents identified in
         Exhibit 4.7(a) shall, if required, have been obtained and, if the Consent referred to in item 4 of such Exhibit is required, such Consent shall have been obtained and shall not be subject to any conditions adverse to the Investor that are not: (a) generally imposed by the FCC in connection with all or virtually all such consents, (b) previously imposed on the Licenses currently held by the Company Parties or the License Companies prior to any requirement for such Consent, or (c) for conditions not covered by clauses (a) or (b), reasonably acceptable to the Investor.

                            (xii) Opinion. The Investor shall have received the opinions of (A) Skadden, Arps, Slate, Meagher & Flom in substantially the forms attached hereto as Exhibit 6.1(b)(xii) and (B) counsel to the Company regarding the Applicable PUC licenses in the states in which the License Companies are operating at the time of the First Closing, which the Company shall use its reasonable best efforts to obtain and which shall be reasonably satisfactory to the Investor, except that the failure of the Company to obtain such opinion in any state or states in which, either individually or in the aggregate, the Company does not conduct a material portion of its operations at the time of the First Closing, shall not be deemed to constitute a failure to satisfy this condition.

                            (xiii) Material Adverse Change. There shall not have occurred a Material Adverse Change with respect to the Company since the date of this Agreement.

                            (xiv) Technical Services Agreement. The Company shall have duly executed and delivered the Technical Services Agreement, in substantially the form attached hereto as Exhibit 6.1(b)(xiv) prior to October 15, 1997, and, assuming the valid execution and delivery thereof by NCCA, the same shall be in full force and effect on the date of the First Closing.

                            (xv) Bank Confirmation. The Toronto-Dominion Bank ("TD") shall have provided the Company with a letter in substantially the form of Exhibit 6.1(b)(xv).

                            (xvi) Transfer of FCC Licenses. The DTS Systems Transfer (as such term is defined in the Amended Operating Agreement) shall have occurred in all material respects as provided in the Amended Operating Agreement and the Investor shall have received evidence thereof reasonably satisfactory to the Investor and its counsel.

                            (xvii) MSI and DSC Additional Contribution. MSI and DSC shall have made additional capital contributions to the Company under the terms of the Operating Agreement in the aggregate amount of $60,000,000, provided, however, that such capital contributions may be reduced by up to $3,000,000 if Lynn Forester has made capital contributions in the same amount.

                            (xviii) First Mark. The Company shall have closed the transaction contemplated by the First Mark Agreement and shall have issued the Member Interest to Ms. Lynn Forester contemplated thereby.

                            (xix) [intentionally omitted]

                            (xx) Supporting Documents. On or prior to the First Closing Date, the Investor and its counsel shall have received copies of the following supporting documents:

                                     (A) copies of the Certificate of Formation,
                  certified as of a recent date by the Secretary of State of the State of Delaware (the "Delaware Secretary");

                                     (B) a certificate of the Delaware
                  Secretary, dated as of a recent date, as to the due formation and good standing of the Company and listing all documents of the Company on file with the Delaware Secretary;

                                     (C) a confirmation from the Delaware
                  Secretary as of the close of business on the next business day preceding the First Closing Date as to the continued good standing of the Company; and

                                     (D) a certificate of the Secretary or an
                  Assistant Secretary of the Company, dated the First Closing Date and certifying: (1) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Amended Operating Agreement and the Registration Rights Agreement, the issuance, sale and delivery of the Member Interests to be purchased by the Investor, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (2) that the Certificate of Formation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (B) above; and
                  (3) the incumbency and specimen signature of each officer of the Company executing this Agreement and the Registration Rights Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (xvii);


                  All such documents shall be reasonably satisfactory in form and substance to the Investor and its counsel.

                   (c) The obligation of the Company to sell the Member Interests to be sold by it to the Investor at the First Closing shall be subject to satisfaction, or waiver by the Company, of the following conditions at and as of the First Closing:

                            (i) Payment. Concurrently with such sale, the Investor shall have made the payment to be made by it at the First Closing pursuant to Section 2.1 hereof.

                            (ii) Certificate of Officer of the Investor. The Investor shall have delivered to the Company a certificate of its chief financial officer, or an alternative therefor reasonably satisfactory to counsel for the Company, dated the date of the First Closing, to the effect that each of the conditions in this Section 6.1(c) has been satisfied.

                            (iii) Amended Operating Agreement. The Investor shall have duly authorized, executed and delivered the Amended Operating Agreement.

                            (iv) Registration Rights Agreement. The Investor shall have duly authorized, executed and delivered the Registration Rights Agreement.

                            (v) Representations and Warranties to be True and Correct. The representations and warranties contained in Article V shall be true and correct in all material respects on and as of the First Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except to the extent that any representations and warranties of the Investor specifically apply to conditions existing at a particular date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such date).

                            (vi) Performance. The Investor shall have performed and complied in all material respects with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the First Closing Date.

                            (vii) All Proceedings to Be Satisfactory. All corporate and other proceedings (including third party consents, if any) to be taken by the Investor in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                            (viii) No Injunction or Other Action. (A) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for in this Agreement not be consummated in the manner provided for in this Agreement.

                                     (B) No action or proceeding shall have been
                  instituted and remain pending before a court or other governmental body of competent jurisdiction to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement (or seeking substantial damages from the Investor or the Company as a result thereof) other than any such action or proceeding which was instituted prior to the date of this Agreement of which the Investor was aware at least 15 days prior to such date or was instituted prior to, on or after such date but which is not reasonably likely to have a Material Adverse Effect or impair the ability of the Company or the Investor to perform their respective obligations hereunder.

                                     (C) No governmental or regulatory agency or
                  body of competent jurisdiction shall have notified any party to this Agreement in writing that the consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States or the laws of the jurisdiction to which such governmental or regulatory agency or body is subject and that it intends to commence proceedings to restrain consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions, unless such governmental or regulatory agency or body shall have withdrawn such notice.

                            (ix) HSR Act. The waiting period, if any, including any extension thereof, under the HSR Act, if applicable to the transactions contemplated by the First Closing, shall have been terminated or shall have expired.

                            (x) Japanese Governmental Consents. The Investor shall have filed notification of its proposed purchase of Member Interests with the MOF and the waiting period with respect thereto shall have expired without the MOF having objected to such purchase or any such objection shall have been withdrawn by the MOF.


                            (xi) Consents. Each of the Consents identified in
         Exhibit 4.7(a) shall have been obtained.

                            (xii) Opinion. The Company shall have received the opinion of counsel to the Investor in a form reasonably satisfactory to the Company.

                            (xiii) Supporting Documents. On or prior to the First Closing Date, the Company and its counsel shall have received copies of the following supporting documents in the event that the Investor is not NTT:

                                     (A) copies of the Certificate of
                  Incorporation of the Investor, and all amendments thereto, certified as of a recent date by the Secretary of State of the Investor's state of organization (the "State Secretary");

                                     (B) a certificate of the State Secretary
                  dated as of a recent date as to the due formation and good standing of and listing of all documents of the Investor on file with the State Secretary;

                                     (C) a confirmation from the State Secretary
                  as of the close of business on the next business day preceding the First Closing Date as to the continued good standing of the Investor; and

                            (xiv) a certificate of the Secretary or an Assistant Secretary of the Investor, dated the First Closing Date and certifying:
         (1) that attached thereto is a true and complete copy of the Certificate of Incorporation and By Laws (or equivalent organizational documents) of the Investor as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Amended Operating Agreement and the Registration Rights Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation and By Laws (or equivalent organizational documents) of the Investor have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (B) above; and (4) the incumbency and specimen signature of each officer of the Investor executing this Agreement, the Amended Operating Agreement and the Registration Rights Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Investor as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (xiii).


          6.2 Second Closing. The Second Closing shall be held at the offices of Morrison & Foerster LLP, New York, New York. The Second Closing shall occur on the later to occur of the date of the First Closing and the date of the consummation of the transactions contemplated by the underwriting agreement relating to the Public Offering.

                   (a) The obligation of the Investor to purchase the Common Stock (or Member Interests if the Company remains a limited liability company at the time of the Second Closing) to be purchased by it from the Company at the Second Closing shall be subject to satisfaction, or waiver by the Investor, of the following conditions:

                            (i) Issuance of Common Stock. Concurrently with such purchase, in the event the Company has converted to a corporation, the Company shall have duly issued to the Investor such number of shares of Common Stock which would represent the Equity Equivalent of the remaining 7.5% Member Interest determined on a Pro Forma Equity Basis, as provided in Section 2.1; provided, however, that, notwithstanding the foregoing, in the event that the IPO Price is less than NTT's Per Share Price, then and in such event, the Investor shall receive such additional number of shares of Common Stock in consideration for such $60,000,000 such that NTT's Per Share Price equals the IPO Price. In the event that the Company remains a limited liability company at the time of the Second Closing, then concurrently with the Second Closing, the Company shall issue to the Investor (and duly amend its Amended Operating Agreement to reflect the purchase by the Investor of) a 7.5% Member Interest determined on a Pro Forma Equity Basis, subject to the same adjustment as provided in the immediately preceding sentence in connection with the issuance of Common Stock.

                            (ii) [intentionally omitted]

                            (iii) No Injunction or Other Action. (A) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for in this Agreement to be consummated at the Second Closing not be consummated in the manner provided for in this Agreement.

                                     (B) No action or proceeding shall have been
                  instituted and remain pending before a court or other governmental body of competent jurisdiction to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement to be consummated at the Second Closing (or seeking substantial damages from the Investor or the Company as a result thereof) other than any such action or proceeding which was instituted prior to the date of this Agreement of which the Investor was aware at least 15 days prior to such date or was instituted prior to, on or after such date but which is not reasonably likely to have a Material Adverse Effect or impair the ability of the Company or the Investor to perform their respective obligations hereunder.

                                     (C) No governmental or regulatory agency or
                  body of competent jurisdiction shall have notified any party to this Agreement in writing that the consummation of the transactions contemplated hereby to be consummated at the Second Closing would constitute a violation of the laws of the United States or the laws of the jurisdiction to which such governmental or regulatory agency or body is subject and that it intends to commence proceedings to restrain consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions, unless such governmental or regulatory agency or body shall have withdrawn such notice.

                            (iv) Consents. Each of the Consents identified in
         Exhibit 4.7(a) (to the extent applicable to the Second Closing) shall, if required, have been obtained and, if the Consent referred to in item 4 of such Exhibit is required, such Consent shall have been obtained and shall not be subject to any conditions adverse to the Investor that are not: (a) generally imposed by the FCC in connection with all or virtually all such consents, (b) previously imposed on the Licenses currently held by the Company Parties or the License Companies prior to any requirement for such Consent, or (c) for conditions not covered by clauses (a) or (b), reasonably acceptable to the Investor.

                            (v) Opinion. The Investor shall have received the opinion of (A) the Company's counsel in substantially the form provided to the underwriter of the Public Offering to the extent such opinion relates to the organization and good standing of the Company or the due authorization and valid issuance of the Membership Interest to be issued to the Investor at the Second Closing and (B) counsel to the Company regarding the Applicable PUC licenses in the states in which the License Companies are operating at the time of the Second Closing, which the Company shall use its reasonable best efforts to obtain and which shall be reasonably satisfactory to the Investor, except that the failure of the Company to obtain such opinion in any state or states in which, either individually or in the aggregate, the Company does not conduct a material portion of its operations at the time of the Second Closing, shall not be deemed to constitute a failure to satisfy this condition.

                            (vi) HSR Act. The applicable waiting period, including any extension thereof, under the HSR Act shall have been terminated or shall have expired with respect to the investment to be made by the Investor at the Second Closing.


                            (vii) Supporting Documents. On or prior to the Second Closing Date, the Investor and its counsel shall have received copies of the following supporting documents:

                                     (A) copies of the Certificate of Formation
                  of the Company (or Certificate of Incorporation if the Company has become a corporation), and all amendments thereto, certified as of a recent date by the Delaware Secretary;

                                     (B) a certificate of the Delaware Secretary
                  dated as of a recent date as to the due formation and good standing of the Company and listing all documents of the Company on file with said Secretary;

                                     (C) a confirmation from the Delaware
                  Secretary as of the close of business on the next business day preceding the Second Closing Date as to the continued good standing of the Company; and

                                     (D) a certificate of the Secretary or an
                  Assistant Secretary of the Company, dated the Second Closing Date and certifying: (1) that attached thereto is a true and complete copy of the Amended Operating Agreement (or Certificate of Incorporation and Bylaws if the Company has become a corporation) of the Company as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Amended Operating Agreement and the Registration Rights Agreement, the issuance, sale and delivery of the Member Interests to be purchased by the Investor, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Formation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (B) above; and (4) the incumbency and specimen signature of each officer of the Company executing this Agreement, the Amended Operating Agreement and the Registration Rights Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (vi).

All such documents shall be reasonably satisfactory in form and substance to the Investor and its counsel.

                   (b) The obligation of the Company to sell the Member Interests to be sold by it to the Investor at the Second Closing shall be subject to satisfaction, or waiver by the Company, of the following conditions at and as of the Second Closing:

                            (i) Payment. Concurrently with such sale, the Investor shall have made the payment to be made by it at the Second Closing pursuant to Section 2.1 hereof.

                            (ii) No Injunction or Other Action. (A) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for in this Agreement to be consummated at the Second Closing not be consummated in the manner provided for in this Agreement.

                                     (B) No action or proceeding shall have been
                  instituted and remain pending before a court or other governmental body of competent jurisdiction to restrain, prohibit or otherwise challenge the transactions contemplated by this Agreement to be consummated at the Second Closing (or seeking substantial damages from the Investor or the Company as a result thereof) other than any such action or proceeding which was instituted prior to the date of this Agreement of which the Investor was aware at least 15 days prior to such date or was instituted prior to, on or after such date but which is not reasonably likely to have a Material Adverse Effect or impair the ability of the Company or the Investor to perform their respective obligations hereunder.

                                     (C) No governmental or regulatory agency or
                  body of competent jurisdiction shall have notified any party to this Agreement in writing that the consummation of the transactions contemplated hereby to be consummated at the Second Closing would constitute a violation of the laws of the United States or the laws of the jurisdiction to which such governmental or regulatory agency or body is subject and that it intends to commence proceedings to restrain consummation of such transactions, to force divestiture if the same are consummated or to materially modify the terms or results of such transactions, unless such governmental or regulatory agency or body shall have withdrawn such notice.

                            (iii) Supporting Documents. On or prior to the Second Closing Date, the Company and its counsel shall have received copies of the following supporting documents in the event that the Investor is not NTT:

                                     (A) copies of the Certificate of
                  Incorporation of the Investor, and all amendments thereto, certified as of a recent date by the Secretary of State of the Investor's state of organization (the "State Secretary");

                                     (B) a certificate of the State Secretary
                  dated as of a recent date as to the due formation and good standing of and listing of all documents of the Investor on file with the State Secretary;

                                     (C) a confirmation from the State Secretary
                  as of the close of business on the next business day preceding the Second Closing Date as to the continued good standing of the Investor; and

                            (iv) a certificate of the Secretary or an Assistant Secretary of the Investor, dated the Second Closing Date and certifying: (1) that attached thereto is a true and complete copy of the Certificate of Incorporation and By Laws (or equivalent organizational documents) of the Investor as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Amended Operating Agreement and the Registration Rights Agreement, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation and By Laws (or equivalent organizational documents) of the Investor have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (2) above; and (4) the incumbency and specimen signature of each officer of the Investor executing this Agreement, the Amended Operating Agreement and the Registration Rights Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Investor as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (iv).

                            (v) Consents. Each of the Consents identified in
         Exhibit 4.7(a) (to the extent applicable to the Second Closing) shall have been obtained.

                            (vi) Opinion. The Company shall have received the opinion of counsel to the Investor in a form reasonably satisfactory to the Company.

                            (vii) HSR Act. The applicable waiting period, including any extension thereof, under the HSR Act shall have been terminated or shall have expired with respect to the investment to be made by the Investor at the Second Closing.


                                   ARTICLE VII

                                  MISCELLANEOUS

7.1 Remedies Cumulative. Except as herein provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.

          7.2 Brokerage. Each party hereto will indemnify and hold harmless the other against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

          7.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          7.4 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto whether so expressed or not.

          7.5 Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent to the recipient at its address (or telefacsimile number, as the case may be) set forth in Exhibit
7.5 (with copies to the persons specified in Exhibit 7.5 at the respective addresses for such persons specified in such Exhibit 7.5) or such other address as such party may from time to time designate in writing by certified mail (return receipt requested), telefacsimile or overnight courier.

          7.6 No Waiver. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

          7.7 Amendments and Waivers. This Agreement may be modified or amended only by a writing signed by the Company and by the Investor.

          7.8 Rights of the Investor. Subject to the terms and conditions of this Agreement, the Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or its Member Interest, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of its Member

Interest with respect to exercising or refraining from exercising any such right or rights.

          7.9 Survival. All covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and, except as provided in such covenant or agreement, the First and Second Closing. Except for the representations and warranties contained in the first sentence of Section 3.1, subsections (a)(i), (a)(ii)(A) and (b) of Section 3.2, Section 5.1, Section 5.2, and the first two sentences of Section 5.3 and Section 5.4, all of which shall survive forever, the respective representations and warranties of the parties contained in this Agreement shall survive for a period of one year from the First Closing Date. The representations and warranties contained herein shall be unaffected by any investigation at any time made by or on behalf of a party.

          7.10 Construction; Disputes. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, other than such laws as would result in the application of any jurisdiction's law other than that of the State of New York. Each party hereto expressly acknowledges each of the other parties' rights, in the event of such party's breach of its obligations hereunder, to require the specific performance of such party's obligations hereunder, and hereby waives any defenses or objections to any claim or action seeking specific performance by such party of its obligations hereunder based on the ground that there exists an adequate remedy at law.

                   (b) Disputes Generally. In the event of a dispute between any of the parties arising under this Agreement or the breach, termination or validity thereof (a "Dispute"), the parties concerned shall attempt to settle such Dispute amicably.

                   (c) Arbitration. Notwithstanding the provisions of Section 7.10(b) above, when any Dispute between the parties has not been settled amicably within sixty (60) days of written notification by any party to the other parties concerned of the existence of such a Dispute, the Dispute shall be finally and conclusively settled by arbitration in accordance with the Rules of Arbitration (the "Rules") of the International Chamber of Commerce ("ICC") in force when such arbitration is commenced. The arbitration shall be conducted and the award shall be rendered in both English and Japanese, and shall be held in London unless all of the parties to the arbitration agree upon another place.

                   (d) Procedures. For the purpose of any arbitration proceeding, unless MSI and DSC and the opposing parties in a Dispute, the Company, MSI and DSC shall be treated as one Arbitration Party and the Investor shall be treated as the other Arbitration Party. Each Arbitration Party shall nominate an arbitrator in accordance with the Rules. The third arbitrator, who shall be the chairman of the arbitral tribunal, shall be nominated by agreement of the two party appointed arbitrators within thirty days of the appointment of the second arbitrator in accordance with the Rules


                   (e) Binding Decision. The arbitrators' award shall be final and binding upon the parties to the arbitration. The parties expressly agree that the leave to appeal under Section 45 or 69 of the English Arbitration Act 1996 may not be sought with respect to any question of law arising in the course of the arbitration or with respect to any award made. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. The parties shall furthermore carry out the award without delay, provided that the parties reserve their right to seek recourse against the award as provided in the United Nations Convention on the Enforcement of Foreign Arbitral Awards 1958.

                   (f) Expenses of Arbitration. During the arbitration, the parties shall each bear their own costs and expenses in connection with the arbitration, subject, however, to the power of the arbitrators to decide in their award which of the parties shall bear such costs, in addition to the arbitrators' fees and expenses and other costs of the arbitration, or in what proportions such costs shall be borne by the parties.

                   (g) Preliminary Injunctions. Notwithstanding the provisions of Sections 7.10(b) through (g) of this Agreement, in the event any party hereto is seeking a pre-arbitral injunction, preliminary injunction or an order in aid of arbitration, each of the parties hereto agrees that jurisdiction and venue will be proper in the federal and state courts located in New York, New York and the Tokyo District Court located in Tokyo, Japan, and waives any objection based upon lack of personal jurisdiction or forum non conveniens, and agrees to submit to jurisdiction in each of such venues. The choice of forum set forth in this Section 7.10(g) shall not be deemed to preclude the seeking of a pre-arbitral injunction, preliminary injunction or order in aid of arbitration in any other appropriate jurisdiction.

          7.11 Entire Understanding. This Agreement and the agreements to be executed in connection therewith on the First Closing Date express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof.

          7.12 Expenses. Each party will pay all of its own expenses, including attorney's fees incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of transactions contemplated by this Agreement.

          7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but which taken together shall constitute one agreement.

          7.14 Assignment; No Third-Party Beneficiaries. (a) This Agreement and the rights hereunder shall not be assignable or transferable by the Company (other than pursuant to the Incorporation Merger) without the prior written consent of the other. The Investor may assign or transfer this Agreement in accordance with the provisions of Article IX hereof without the consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                   (b) This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

          7.15 Press Releases and Announcements. All press releases and announcements concerning the investment contemplated by this Agreement shall be mutually agreed to by the Company and the Investor, except for any such disclosure required by law which, in the case of such disclosure by the Company, shall, to the extent practicable under the circumstances, be first discussed with the Investor and, in the case of such disclosure by either NTT or the Investor, shall, to the extent practicable under the circumstances, be first discussed with the Company. Without limiting the generality of the foregoing, the Company and the Investor agree to issue jointly a press release in the United States and Japan announcing the execution of this Agreement on the date hereof. The foregoing provisions of this Section 7.15 shall not prohibit or restrict in any way disclosure by a party with respect to this Agreement, the Amended Operating Agreement and the Registration Rights Agreement in connection with any financing, strategic transaction, acquisition or disposition involving such party or any of its Affiliates, provided that such disclosure shall be first approved by the other party, which approval shall not be unreasonably withheld or delayed.

                                  ARTICLE VIII

                                   TERMINATION

8.1 Termination. (a) This Agreement may be terminated at any time prior to the First Closing:

                            (i) by mutual consent of the Investor and the Company;

                            (ii) by either the Company or the Investor if the First Closing shall not have occurred by December 31, 1997, provided that the failure to consummate the First Closing by such Date is not a result of either the failure by the party so electing to terminate this Agreement to perform any of its obligations hereunder or the breach by the party so electing of its representations and warranties; provided, however, that such date may be extended by either party to March 31, 1998 in the event such failure to consummate is due to a governmental intervention or failure to obtain a necessary Consent from a Governmental Authority other than as a result of the party seeking such extension failing to perform any of its obligations hereunder; provided, however, that notwithstanding the foregoing proviso, in the event of such extension to March 31, 1998, the Investor shall have the right to conduct due diligence with respect to the Company and, in the event it determines there shall have been a Material Adverse Change with respect to the Company since the date of this Agreement, the Investor shall have the right to terminate this Agreement notwithstanding and despite of such extension; or

                            (iii) by either the Company or the Investor in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restricting, enjoining or otherwise prohibiting the transaction contemplated hereby and such order, decree, ruling or other action shall have become final and unappealable, and the parties hereto hereby agree to use all reasonable efforts to prevent any such order, decree, ruling or other action from becoming final and unappealable.

                   (b) This Agreement may be terminated at any time after the First Closing and prior to the Second Closing:

                            (i) by the Investor by notice delivered to the Company within 30 days after the second year anniversary of the First Closing;

                            (ii) by either the Investor or the Company by notice delivered to the other party within 30 days after the third year anniversary of the First Closing;

                            (iii) by mutual consent of the Investor and the Company; or

                            (iv) by either the Company or the Investor in the event any court or governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restricting, enjoining or otherwise prohibiting the consummation of the Second Closing, and such order, decree, ruling or other action shall have become final and unappealable, and the parties hereto hereby agree to use all reasonable efforts to prevent any such order, decree, ruling or other action from becoming final and unappealable.

          8.2 Effect of Termination. Except for the obligations of Section 4.1(c) hereof and this Section 8.2, if this Agreement shall be terminated pursuant to Section 8.1, all obligations, representations and warranties of the parties hereto under this Agreement shall terminate and there shall be no liability of any party to another party except for a party's breach of any of its obligations, representations or warranties under this Agreement prior to such termination; provided, however, the aggregate maximum liability any party shall have to all other parties hereunder arising from a termination of this Agreement as a result of such party's breach of any of its representations or warranties under this Agreement shall be $500,000.


                                   ARTICLE IX

                               INVESTOR ASSIGNMENT

9.1 Assignment. From and after the date of this Agreement, the Investor shall have the right, with or without the consent of the Company, to assign all of its rights and obligations under this Agreement, effecting a novation (except that such assignment shall not relieve NTT from liability (subject to Section 8.2) for breach of any of its representations or warranties contained herein), to a direct or indirect wholly-owned subsidiary of the Investor (the "Assignee"). Such assignment shall become effective immediately upon notification by the Investor to the Company of such assignment. In the event of a statutory reorganization of the Investor by way of enactment of specific legislation in Japan (which reorganization may involve the dissolution of the Investor and/or the transfer of assets and liabilities of the Investor to one or more successor entities), the Investor undertakes to ensure that all the rights and obligations of the Investor under this Agreement and the ownership of all the Investor's Member Interests are transferred to the said successor entity without any dilution or adverse effect on the enforceability of such obligations. Subject to the aforesaid, the other parties to this Agreement: (a) agree that such a reorganization shall not constitute a default by the Investor or any successor entity of the Investor under this Agreement and shall not constitute grounds for termination of this Agreement by any of such parties; (b) consent to the transfer of the rights and obligations of the Investor under this Agreement to a successor entity as part of such reorganization; and (c) consent to the transfer of the Investor's ownership of its Member Interests to a successor entity as part of such reorganization.

          9.2 Guaranty. In connection with any assignment provided by Section
9.1 above, the Investor shall, and effective automatically upon any such assignment, hereby agrees to unconditionally guarantee the full and timely performance by the Assignee of each covenant, provision and agreement to be performed and observed by the Assignee and its successors under each of this Agreement, the Amended Operating Agreement and the Registration Rights Agreement (the "Guaranteed Obligations") until January 1, 1999 (the "Guarantee Period"). If the Assignee, during the Guarantee Period, shall fail to perform or observe any of the Guaranteed Obligations, the Investor shall fully and promptly perform such Guaranteed Obligation, but only during the Guaranty Period. The foregoing guaranty shall be continuing and unconditional and enforceable directly against the Investor, but only during the Guarantee Period, without the necessity of (i) any suit or proceeding against the Assignee, (ii) any notice of nonperformance, nonobservance, or breach, (iii) any notice of acceptance of such guaranty or (iv) any other notice or demand, all of which the Investor hereby waives. The Investor's obligations under such guaranty during the Guarantee Period will not be affected in any way by reason of any amendment, renewal, supplement or modification of this Agreement, the Amended Operating Agreement or the Registration Rights Agreement, and such obligations will not be affected by any party's failure to exercise or waiver of any of such party's rights under any of such agreements. Such guaranty will be a primary and independent obligation of the Investor during the Guarantee Period. In the event that any Guaranteed Obligations remain at the termination of the Guarantee Period, the Investor will arrange for a guarantee equivalent to the one provided in this Section 9.2 to be issued by a substitute guarantor having a reasonable creditworthiness in light of the guarantee obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         TELIGENT, L.L.C.


                                         By: /s/ Alex J. Mandl
                                            -----------------------------------


                                         NIPPON TELEGRAPH AND TELEPHONE
                                         CORPORATION

                                         By: /s/ Junichiro Miyazu
                                            -----------------------------------


                                         SOLELY WITH RESPECT TO SECTIONS 3.2(b),
                                         3.7, 3.8, 3.26, and 3.27, SOLELY TO THE
                                         EXTENT OF THE REPRESENTATIONS MADE BY
                                         THEM IN SUCH SECTIONS:


                                         MICROWAVE SERVICES, INC.


                                         By: /s/ David J. Berkman
                                            -----------------------------------


                                         DIGITAL SERVICES CORPORATION


                                         By: /s/ Hal B. Perkins
                                            -----------------------------------

                                                                    Exhibit 7.5


Teligent, L.L.C.                                       (T)  (703) 299-4400
11 Canal Center Plaza                                  (F)  (703) 299-4585
Suite 300A
Arlington, VA  22314
Attn:  Laurence E. Harris

with copies to

Microwave Service, Inc.                                (T)  (610) 660-4910
3 Bala Plaza East, Suite 502                           (F)  (610) 660-4920
Bala Cynwyd, PA  19004
Attn:  Scott G. Bruce, Esq.

Digital Services Corporation                           (T)  (703) 706-3815
c/o Telcom Ventures, LLC                               (F)  (703) 706-3801
211 North Union Street, Suite 300
Alexandria, VA  22314
Attn:  Hal B. Perkins, Esq.

Kent A. Coit, Esq.                                     (T)  (617) 573-4835
Skadden, Arps, Slate, Meagher & Flom                   (F)  (617) 573-4822
One Beacon Street
Boston, MA  02108

Nippon Telegraph and Telephone Corporation             (T) 81-3-5353-5111
Tokyo Opera City Tower                                 (F) 81-3-5353-5503
20-2 Nishi-Shinjuku 3-chome
Shinjuku-ku, Tokyo 163-14
JAPAN
Attn.:  Mr. Osamu Inoue

with a copy to

Joseph W. Bartlett, Esq.                               (T) (212) 468-8240
Morrison & Foerster, LLP                               (F) (212) 468-7900
1290 Avenue of the Americas
New York, New York  10104

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